              As filed with the Securities and Exchange Commission
                                on June 15, 1998

                                                    Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       -----------------------------------

                                ENVOY CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    TENNESSEE
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   62-1575729
--------------------------------------------------------------------------------
                      (I.R.S. employer identification no.)

                               TWO LAKEVIEW PLACE
                         15 CENTURY BOULEVARD, SUITE 600
                           NASHVILLE, TENNESSEE 38214
--------------------------------------------------------------------------------
                    (Address of principal executive offices)

                                ENVOY CORPORATION
                            1998 STOCK INCENTIVE PLAN

                                ENVOY CORPORATION
                         1998 SYNERGY STOCK OPTION PLAN

                                ENVOY CORPORATION
                       1998 EXPRESSBILL STOCK OPTION PLAN
--------------------------------------------------------------------------------
                            (Full title of the plans)

                               GREGORY T. STEVENS
                               TWO LAKEVIEW PLACE
                         15 CENTURY BOULEVARD, SUITE 600
                           NASHVILLE, TENNESSEE 37214
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (615) 885-3700
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                                                PROPOSED
                                                        PROPOSED                 MAXIMUM
  TITLE OF SECURITIES         AMOUNT TO BE          MAXIMUM OFFERING       AGGREGATE OFFERING           AMOUNT OF
   TO BE REGISTERED            REGISTERED          PRICE PER SHARE(*)             PRICE              REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
     COMMON STOCK           2,375,000 SHARES             $46.875              $111,328,125               $32,842
---------------------------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of determining the amount of the registration fee. Such estimate has been calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, and is based on the average of the high and low price per share of the Registrant's Common Stock as reported on the Nasdaq National Market on June 8, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by ENVOY Corporation, a Tennessee corporation (the "Registrant"), with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated by reference as of their respective dates:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         (2) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998.

         (3) The Registrant's Current Reports on Form 8-K dated February 25, 1998, and March 9, 1998 as amended by a Current Report on Form 8-K/A dated May 5, 1998.

         (4) The description of the Registrant's Common Stock (the "Common Stock") contained in the Registration Statement on Form 10 filed by the Registrant to register the Common Stock under the Exchange Act, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

         All documents and reports subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Item 4.  Description of Securities.

         Inapplicable.

Item 5.  Interests of Named Experts and Counsel.

         Inapplicable.

Item 6.  Indemnification of Directors and Officers.

         The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any director or officer against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith,
(ii) the director or officer reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation's best interest, or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation, and (iii) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged to be liable to the corporation. Similarly, the TCBA prohibits indemnification in connection with any proceeding charging improper personal benefit to any director or officer, if such director or officer is adjudged liable on the basis that a personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

         The Registrant's Bylaws require the Registrant to indemnify its directors and officers to the fullest extent permitted by law with respect to all liability and loss suffered and expense reasonably incurred by such person in any action, suit or proceeding in which such person was (or is) made (or threatened to be made) a party, or is otherwise involved by reason of the fact that such person is or was a director or officer of the Registrant. The Bylaws further provide that the Registrant is obligated to pay the expenses of the directors and officers incurred in defending the foregoing proceedings if the indemnified party agrees to repay all amounts advanced if it is ultimately determined that such person is not entitled to indemnification.

         In addition, the Registrant's Charter provides that the Registrant's directors shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of any fiduciary duty as a director of the Registrant except to the extent such exemption from liability or limitation thereof is not permitted under the TBCA. Under the TBCA, this provision does not relieve the Registrant's directors from personal liability to Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, to the extent such liability arises from a judgment or other final adjudication establishing (a) any breach of the director's duty of loyalty, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) any unlawful distributions, or (d) receiving any improper personal benefit. Nor does this provision eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Tennessee law. Finally, this provision does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         The Registrant has entered into indemnification agreements with each of its directors and executive officers. The Registrant believes that its Charter and Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

         The Registrant has in effect an executive liability insurance policy which provides coverage for its directors and officers. Under this policy, the insurer agrees to pay, subject to certain exclusions (including violations of securities laws), for any claim made against a director or officer of the Registrant for a wrongful act by such director or officer, but only if and to the extent such director or officer becomes legally obligated to pay such claim or the Registrant is required to indemnify the director or officer for such claim.

Item 7.  Exemption From Registration Claimed.

         Inapplicable.

Item 8.  Exhibits.

         See Exhibit Index (page II-7).

Item 9.  Undertakings.

         A. The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 15th day of June, 1998.


                                  ENVOY CORPORATION


                                  By:  /s/ Fred C. Goad, Jr.
                                       -----------------------------------------
                                       Fred C. Goad, Jr.
                                       Chairman of the Board, Co-Chief Executive
                                       Officer and Director


         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Fred C. Goad, Jr., Jim D. Kever and Gregory T. Stevens, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                              Title                                      Date
         ---------                              -----                                      ----

/s/ Fred C. Goad, Jr.                Chairman of the Board, Co-                        June 15, 1998
----------------------------------      Chief Executive Officer and
Fred C. Goad, Jr.                       Director

/s/ Jim D. Kever                     President, Co-Chief Executive                     June 15, 1998
----------------------------------      Officer and Director
Jim D. Kever

/s/ Kevin M. McNamara                Senior Vice President, Chief                      June 15, 1998
----------------------------------      Financial Officer and
Kevin M. McNamara                       Director (Principal
                                        Accounting Officer)

         Signature                              Title                                      Date
         ---------                              -----                                      ----

/s/  Harlan F. Seymour                Senior Vice President of                          June 15, 1998
----------------------------------       Corporate Strategy and
Harlan F. Seymour                        Development and Director


/s/  William E. Ford                  Director                                          June 15, 1998
----------------------------------
William E. Ford


/s/  W. Marvin Gresham                Director                                          June 15, 1998
----------------------------------
W. Marvin Gresham


/s/  Laurence E. Hirsch               Director                                          June 15, 1998
----------------------------------
Laurence E. Hirsch


/s/  Richard A. McStay                Director                                          June 15, 1998
----------------------------------
Richard A. McStay

                                  EXHIBIT INDEX


   EXHIBIT NO.                     DESCRIPTION
   -----------                     -----------
      4.1         Charter, as amended (1)
      4.2         Shareholder Rights Plan (2)
      4.3         Registration Rights Agreement dated March 6, 1996 by and
                  among ENVOY, General Atlantic Partners 25, L.P., GAP
                  Coinvestment Partners, L.P. and First Union Capital
                  Partners, Inc. (3)
      4.4         Registration Rights Agreement dated March 6, 1996 by and among
                  ENVOY and the Purchasers set forth on the signature pages
                  thereto (3)
      4.5         Registration Rights Agreement dated February 27, 1998, by and between ENVOY and the Persons set forth on the signature pages thereto (4)
      4.6         1998 Stock Incentive Plan (5)
      4.7         1998 Synergy Stock Option Plan
      4.8         1998 ExpressBill Stock Option Plan (4)
      5           Opinion of Bass, Berry & Sims PLC
      23.1        Consent of Ernst & Young LLP
      23.2        Consent of Arthur Andersen LLP
      23.3        Consent of Bass, Berry & Sims PLC (included in Exhibit 5)
      24          Power of Attorney (included on Page II-5)

--------------------------------------

(1) Charter as originally amended incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 and Certificate of Designations setting forth terms of Series B Preferred Stock incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.
(2) Incorporated by reference to the Registrant's Form 10, as amended, Commission File No. 0-25062.
(3) Incorporated by reference to the Registrant's Current Report on Form 8-K filed March 21, 1996.
(4) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.
(5) Incorporated by reference to Exhibit A to the Registrant's Proxy Statement dated April 23, 1998 for the Annual Meeting of Shareholders held June 4, 1998.